Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of Sphere 3D Corp. on Form S-8, of our report dated March 30, 2016, relating to the consolidated financial statements of Sphere 3D Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty), appearing in this Form 40-F (No. 001-36532) for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Moss Adams LLP

San Diego, California, U.S.A
March 30, 2016